UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    June 15, 2009

THE DIRECTV GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-31945	52-1106564
(Commission File Number)	(IRS Employer Identification No.)

2230 East Imperial Highway
El Segundo, California	90245
(Address of Principal Executive Offices)	(Zip Code)

(310) 964-5000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see  General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

.ITEM 8.01.	Other Events

Repurchases of Common Stock.  As previously announced, The DIRECTV Group, Inc. (the “Company”) has been repurchasing shares of its common stock in limited amounts, aggregating approximately 1 million to 1.25 million shares per week, since March 2009.  These repurchases have been made pursuant to the January 2009 authorization by the Company’s Board of Directors to repurchase up to $2.0 billion of the Company’s common stock.  Approximately $1.4 billion remains available for repurchase under that authorization.

In light of the current stock price, market conditions, available cash and tax considerations associated with the proposed transactions with Liberty Media Corporation announced on May 4, 2009 (the “Liberty Transactions”), the Company has determined that it would be beneficial to the Company and its shareholders to increase the number of shares it is repurchasing, up to approximately 6 million to 8 million shares per week, subject to market conditions and other relevant considerations.  Applicable securities laws require that the Company cease all repurchase activities upon mailing of the proxy statement/prospectus to Company stockholders in connection with proposed stockholder approval of the Liberty Transactions and may otherwise constrain the volume and timing of such repurchases.  For additional information regarding the Liberty Transactions, please see the Registration Statement on Form S-4 filed by DIRECTV, a wholly-owned subsidiary of the Company, with the U.S. Securities and Exchange Commission (the “SEC”) on June 8, 2009.

The sources of funds for the purchases under the remaining authorization are the Company’s existing cash on hand and cash from operations.  Purchases may be made in the open market, through block trades and other negotiated transactions.  Repurchased shares are retired but remain authorized for registration and issuance in the future.

Rule 10b5-1 Plans.  In connection with Chase Carey’s resignation as President and Chief Executive Officer of the Company effective at the close of business on June 30, 2009, Mr. Carey has entered into a written Rule 10b5-1 trading plan to exercise up to 403,133 options that will expire upon his resignation and to sell the shares of Company common stock acquired through the exercise of such options, assuming certain price targets are reached (the “June 2009 Plan”). The June 2009 Plan was executed by Mr. Carey on June 15, 2009.  The purpose of the June 2009 Plan is to provide Mr. Carey with the ability to exercise his expiring options and sell the underlying stock prior to the options’ termination, which would otherwise occur when his resignation is effective.  Pursuant to the June 2009 Plan, Mr. Carey retains no discretion over the exercises and sales under the June 2009 Plan, and trades are executed through a broker in accordance with its terms at later dates and without regard to any subsequent material non-public information that Mr. Carey may receive.

Exercises of the options and sales of stock pursuant to the June 2009 Plan may commence June 19, 2009, and could continue under the terms and conditions of the June 2009 Plan until termination of such plan (close of business on June 30, 2009), or until all the options are exercised and the acquired stock is sold, whichever first occurs.  All these options are exercisable at $22.43 per share.  Acquisition of stock through exercise of the options and the sale of such stock will be reported through Form 4 filings with the SEC.

Mr. Carey is also party to a Rule 10b5-1 trading plan that was executed on March 12, 2009, which remains in effect (the “March 2009 Plan”) and was described in a Current Report on Form 8-K filed by the Company with the SEC on March 26, 2009.  The March 2009 Plan applies to 764,296 options, which represent a portion of the options granted by the Company to Mr. Carey in 2004, pursuant to the Non-Qualified Stock Option Agreement, dated as of March 16, 2004 (the “2004 Option Agreement”).  Currently, 414,296 unexercised options remain subject to the March 2009 Plan, and they are all exercisable at $15.69 per share.  In accordance with the 2004 Option Agreement, all unexercised options subject to such agreement, regardless of their original term, will expire 90 days following the effective date of Mr. Carey’s resignation.  Consequently, it is anticipated that Mr. Carey will amend the March 2009 Plan to accelerate the exercise of options under the March 2009 Plan and will adopt a new Rule 10b5-1 plan with respect to other options subject to the 2004 Option Agreement.  The other options subject to the 2004 Option Agreement are as follows:  561,982 options at an exercise price of $23.41; 134,876 options at an exercise price of $23.93; 146,115 options at an exercise price of $18.50; and 6,744 options at an exercise price of $15.69.  The acquisition of stock though exercise of the options and the sale of such stock will be reported through Form 4 filings with the SEC.

A copy of the 2004 Option Agreement was previously filed with the SEC as Exhibit 10.40 to the Annual Report on Form 10-K of the Company on March 1, 2005.  The description of the 2004 Option Agreement in this report is qualified in its entirety by reference to the applicable document.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K may include or incorporate by reference certain statements that we believe are, or may be considered to be, "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” estimates and similar expressions) should be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the transaction with Liberty Media Corporation; economic conditions; product demand and market acceptance; ability to simplify aspects of our business model, improve customer service, create new and desirable programming content and interactive features, and achieve anticipated economies of scale; government action; local political or economic developments in or affecting countries where we have operations, including political, economic and social uncertainties in many Latin American countries in which DIRECTV Latin America operates; foreign currency exchange rates; currency exchange controls; ability to obtain export licenses; competition; the outcome of legal proceedings; ability to achieve cost reductions; ability of third parties to timely perform material contracts; ability to renew programming contracts under favorable terms; technological risk; limitations on access to distribution channels; the success and timeliness of satellite launches; in-orbit performance of satellites, including technical anomalies; loss of uninsured satellites; theft of satellite programming signals; our ability to access capital to maintain our financial flexibility; and the other factors described in The DIRECTV Group, Inc.’s Annual Reports on Form 10-K for the year ended December 31, 2008. These forward looking statements speak only as of the date of this communication and The DIRECTV Group, Inc. disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this communication.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DIRECTV GROUP, INC.
(Registrant)

Date: June 18, 2009	By:	/s/ Larry D. Hunter
	Name:	Larry D. Hunter
	Title:	Executive Vice President, Legal, Administration and Human Resources, General Counsel and Secretary